AMENDMENT AND ADDITIONAL ISSUANCE AGREEMENT

This Amendment and Additional Issuance Agreement (“Amendment”), dated June 21, 2006, is made by and among Sequiam Corporation, a California corporation (the “Company”) and the purchasers signatory hereto (collectively, the “New Purchasers”) for purposes of amending as provided herein that certain Securities Purchase Agreement (“Purchase Agreement”), dated as of May 17, 2006, by and among the Company and the purchasers (the “Purchasers”) signatory thereto for the purchase by the New Purchasers of additional shares of the Company’s 10% Series B Convertible Preferred Stock (the “Preferred Stock”) and warrants in the form of the Common Stock Purchase Warrants (the “Warrants”) issued pursuant to the Purchase Agreement. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Issuance of New Preferred Stocks and New Warrants. The Company hereby issues to each New Purchaser, severally and not jointly with the other New Purchasers, (a) up to, in the aggregate among all New Purchasers, 380 shares of Preferred Stock of the Company with an aggregate Stated Value of $380,000 on the same terms, conditions rights and preferences as the issuance of the Preferred Stock pursuant to the Purchase Agreement (the “New Preferred Stock”) and (b) a common stock purchase warrant to purchase up to 1,809,524 shares of Common Stock, in the aggregate, which warrant shall be in the form of, and on the same terms and conditions as, the Warrants purchased pursuant to the Purchase Agreement (the “New Warrants”). Each New Purchaser shall purchase a number of shares of New Preferred Stock equal to such New Purchaser’s Subscription Amount, as set forth on such Purchaser’s signature page hereto (the “New Subscription Amount”), divided by $1,000, along with New Warrants otherwise pursuant to Section 2.2(a)(v) of the Purchase Agreement. Within 3 Trading Days of the date hereof, the Company shall deliver the New Preferred Stock, New Warrants and opinion of counsel required pursuant to Section 5 to the respective New Purchaser, and each New Purchaser, severally and not jointly with the other New Purchasers, shall wire the New Subscription Amount to the wire instructions attached hereto as Annex A. The closing of the issuance of the New Preferred Stock and the New Warrants shall occur on or prior to June 30, 2006.

2.   Documents. The rights and obligations of each New Purchaser, severally and not jointly with the other Purchasers, and of the Company with respect to the New Preferred Stock, the New Warrants and the shares of Common Stock issuable under the New Preferred Stock and the New Warrants (the “Additional Underlying Shares”) shall be identical in all respects to the rights and obligations of the Purchasers and of the Company with respect to the Preferred Stock, the Warrants and the Underlying Shares issued and issuable pursuant to the Purchase Agreement. Any rights of the Purchasers or covenants of the Company which are dependant on the Purchasers holding securities of the Company or which are determined in magnitude by each of the Purchasers’ purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder to the New Purchasers. The Purchase Agreement is hereby amended so that the term “Preferred Stock” includes the New Preferred Stock, the term “Warrants” includes the New Warrants, the term “Underlying Shares” includes the Additional Underlying Shares and the term “Purchasers” includes the New Purchasers. Additionally, the Registration Rights Agreement entered into in connection with the Purchase Agreement is hereby amended so that the term “Registrable Securities” includes in the calculation thereof the Additional Underlying Shares. Any obligations of the Company under the Purchase Agreement shall not be tolled in any manner by the execution of this Amendment; provided, however, that the timing of the Company’s obligation to file a Registration Statement and cause it to be declared effective pursuant to the terms of the Registration Rights Agreement shall be extended such that: (a) the Company will not be required to file a Registration Statement with the U.S. Securities and Exchange Commission covering any of the Registrable Securities until June 23, 2006; and (b) that the term “Effectiveness Date” shall mean, with respect to the initial Registration Statement required to be filed pursuant to the Registration Rights Agreement, the 97th calendar day following May 17, 2006 (the 127th calendar day in the case of a review by the U.S. Securities and Exchange Commission of the initial Registration Statement).

3.   Representations and Warranties of the Company. Except as set forth on a disclosure schedule attached to this Amendment, the Company hereby makes to each Purchaser the following representations and warranties:

(a)   Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)   No Conflicts. The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)   Issuance of the New Preferred Stock. The New Preferred Stock and New Warrants are duly authorized and, upon the execution of this Amendment by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares, when issued in accordance with the terms of the New Preferred Stock and the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares.

(d)   Equal Consideration. Except as set forth in this Amendment, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(e)   Other Events of Default. As of the date of this Amendment, to the knowledge of the Company, no Triggering Event exists that has not been waived.

(f)   Affirmation of Prior Representations and Warranties. The Company hereby represents and warrants to the Purchasers that its representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

4.   Representations and Warranties of the Purchasers. Each New Purchaser hereby, for itself and for no other New Purchaser, represents and warrants as of the date hereof to the Company as follows:

(a)   Authority. The execution, delivery and performance by such New Purchaser of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate or similar action on the part of such New Purchaser. This Amendment has been duly executed by such New Purchaser, and when delivered by such New Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such New Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)   Own Account. Such New Purchaser understands that the New Preferred Stock and New Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the New Preferred Stock and New Warrants as principal for its own account and not with a view to or for distributing or reselling such New Preferred Stock or New Warrants or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such New Preferred Stock and New Warrants (this representation and warranty not limiting such New Purchaser’s right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such New Purchaser is acquiring the New Preferred Stock and New Warrants hereunder in the ordinary course of its business. Such New Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the New Preferred Stock , New Warrants or Additional Underlying Shares.

(c)   New Purchaser Status. Such New Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such New Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)   General Solicitation. Such New Purchaser is not purchasing the New Preferred Stock or New Warrants as a result of any advertisement, article, notice or other communication regarding the New Preferred Stock or New Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)   Affirmation of Prior Representations and Warranties. Such New Purchaser hereby represents and warrants to the Company that the representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as to itself as of the date hereof.

5.   Delivery of Opinion. Concurrently herewith, the Company shall deliver to the New Purchasers an opinion of outside counsel regarding this Amendment and the issuance of the New Preferred Stock and New Warrants in form and substance reasonably acceptable to the New Purchasers.

6.   Public Disclosure. The Company shall, on the Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the New Purchasers, disclosing the material terms of the transactions contemplated hereby, and shall attach this Amendment thereto. The Company shall consult with the New Purchasers in issuing any other press releases with respect to the transactions contemplated hereby.

7.   Other Purchaser Consent. Each of the Purchasers hereby consents to: (a) the execution by the Company of this Amendment; (b) the issuance of the New Preferred Stock and the New Warrants to the New Purchasers; and (c) any modification of the Transaction Documents contained herein and further provides its waiver (solely with regards to the transactions described herein) with respect to: (x) Section 4.4 of the Purchase Agreement regarding integration; (y) Section 4.13 of the Purchase Agreement regarding the participation in future financings; and (z) Section 4.14 of the Purchase Agreement regarding subsequent equity sales, provided that such issuance occurs prior to June 30, 2006 and the aggregate amount of such issuance does not exceed the $380,000 Stated Value of Preferred Stock.

8.   Effect on Transaction Documents. Except as expressly set forth in this Amendment, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the New Purchasers under the Transaction Documents. Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Preferred Stock, the Registration Rights Agreement or any other Transaction Document, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

9.   Short Sales and Confidentiality After The Date Hereof. Each New Purchaser severally and not jointly with the other New Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing from the time that such Purchaser first received notice (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated under this Amendment and ending at the time that the transactions contemplated by this Amendment are first publicly announced as described in Section 6 of this Amendment. Each New Purchaser, severally and not jointly with the other New Purchasers, covenants that until such time as the transactions contemplated by this Amendment are publicly disclosed by the Company as described in Section 6 of this Amendment, such New Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each New Purchaser understands and acknowledges, severally and not jointly with any other New Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no New Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Amendment are first publicly announced as described in Section 6 of this Amendment. Notwithstanding the foregoing, in the case of a New Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such New Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such New Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Amendment.

10.         Amendments and Waivers. The provisions of this Amendment, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser (including the New Purchasers).

11.         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.         Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each New Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the New Purchasers of the then-outstanding Securities. Each New Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

13.        Execution and Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

15.         Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.         Headings. The headings in this Amendment are for convenience only, do not constitute a part of the Amendment and shall not be deemed to limit or affect any of the provisions hereof.

17.         Independent Nature of Holders’ Obligations and Rights. The obligations of each New Purchaser hereunder are several and not joint with the obligations of any other New Purchasers hereunder, and no New Purchaser shall be responsible in any way for the performance of the obligations of any other New Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any New Purchaser pursuant hereto, shall be deemed to constitute the New Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the New Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Amendment. Each New Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Amendment, and it shall not be necessary for any other New Purchaser to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

Executed as of June 21, 2006 by the undersigned duly authorized representatives of the Company and New Purchasers:

SEQUIAM CORPORATION

By:
Name:
Title:

[SIGNATURE PAGES OF NEW PURCHASERS FOLLOW]

[SIGNATURE PAGE OF SQUM ADDITIONAL ISSUANCE NEW PURCHASER]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of New Purchaser:

Signature of Authorized Signatory of New Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of New Purchaser:

Fax Number of New Purchaser:

Address for Notice of New Purchaser:

Address for Delivery of Securities for New Purchaser (if not same as above):

New Subscription Amount:
Shares of Preferred Stock:
Warrant Shares:
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGE OF SQUM ADDITIONAL ISSUANCE PURCHASER]

As to Section 7 only:

The undersigned hereby consents to: (a) the execution by the Company of this Amendment; (b) the issuance of the New Preferred Stock and the New Warrants to the New Purchasers; and (c) any modification of the Transaction Documents contained herein and further provides its waiver (solely with regards to the transactions described herein) with respect to: (x) Section 4.4 of the Purchase Agreement regarding integration; (y) Section 4.13 of the Purchase Agreement regarding the participation in future financings; and (z) Section 4.14 of the Purchase Agreement regarding subsequent equity sales, provided that such issuance occurs prior to June 30, 2006 and the aggregate amount of such issuance does not exceed the $380,000 Stated Value of Preferred Stock.

Name of Purchaser:
Signature of Authorized Signatory of Purchasers:
Name of Authorized Signatory:
Title of Authorized Signatory:

ANNEX A

[INSERT WIRE INSTRUCTIONS]